Exhibit 99.1

PRESS RELEASE

Quinton Announces Q3 Profit on Revenues of $21.0 Million

BOTHELL, WA, October 23, 2003 – Quinton Cardiology Systems, Inc. (NASDAQ: QUIN) today announced results for the three and nine month periods ended September 30, 2003.

Third Quarter Results

Revenues for the three months ended September 30, 2003 were $21.0 million, as compared to revenues of $11.7 million for the three months ended September 30, 2002. Quinton’s operating results for the three-month period ended September 30, 2003 include the operating results of Burdick, Inc., which was acquired by Quinton on January 2, 2003.

Gross profit for the three months ended September 30, 2003 was $8.6 million, or 40.8% of revenues. This included severance and other charges of approximately $0.3 million relating to the consolidation of Quinton’s manufacturing operations into its Deerfield, Wisconsin facilities. Excluding these nonrecurring charges, gross profit for the quarter would have been approximately $8.8 million, or 42.1% of revenues. This compares to a gross profit margin of 39.4% of revenues for the three month period ended September 30, 2002. The improvement in gross profit margins was principally attributable to the results of product cost reduction initiatives, including product design changes and component purchase price savings, among other things.

During the three months ended September 30, 2003, Quinton reported net income of $183,000 or $0.01 per share. Excluding the non-recurring charges discussed above and an additional $9,000 in similar charges included in general and administrative expenses, net income and net income per share would have been $454,000 and $0.03, respectively. This compares to a net loss of $281,000, or $0.02 per share, for the three month period ended September 30, 2002.

Quinton generated cash from operations of $1.4 million during the three month period ended September 30, 2003. With this cash flow and with existing cash, Quinton reduced its total debt during the quarter by $1.7 million, to approximately $1.3 million at September 30, 2003.

Year to Date Results

Revenues for the nine months ended September 30, 2003 were $62.0 million, as compared to revenues of $33.3 million for the nine months ended September 30, 2002. Quinton’s operating results in 2003 include the operating results of Burdick, Inc., which was acquired by Quinton on January 2, 2003.

Gross profit for the nine months ended September 30, 2003 was $24.9 million, or 40.1% of revenues. Gross profit in 2003 includes a first quarter nonrecurring acquisition related charge to cost of revenues of $0.3 million and also includes the third quarter charges of approximately $0.3 million discussed above, relating to the consolidation of Quinton’s manufacturing operations. Excluding these nonrecurring charges, year to date gross profit would have been $25.4 million, or 41.0% of revenues. This compares to a gross profit margin of 39.4% for the nine months ended September 30, 2002.

During the nine months ended September 30, 2003, Quinton reported a net loss of $1.8 million or $0.15 per share. This loss included the first and third quarter charges to cost of revenues discussed above, a first quarter nonrecurring charge of $1.3 million to write off in-process research and development acquired in the Burdick acquisition and a charge of $9,000 to general and administrative costs in the third quarter, relating to the consolidation of Quinton’s manufacturing operations. On a pro forma basis, excluding these charges, Quinton would have year to date net income of $28,000, or $0.00 per share.

“We are very pleased to have once again met our expectations for both revenues and earnings for the quarter,” stated John Hinson, Quinton Chief Executive Officer. “We are especially pleased to have achieved consistently increasing revenues quarter over quarter since the beginning of 2002 and to have delivered a pro forma profit and positive cash flows from operations on a year to date basis,” he continued.

Quinton believes that the pro forma gross profit, net income and income per share numbers are useful to investors because the items excluded in calculating these numbers are not expected to be recurring in nature. Consequently, Quinton believes the pro forma gross profit, net income and net income per share numbers represent a meaningful measure of the performance of the company’s core operations.

Strategic Marketing Alliance and Sale of Hemodynamic Monitoring Product Line

Quinton announced, on October 21, 2003, a strategic marketing alliance with Camtronics Medical Systems, Limited and the sale of its hemodynamic monitoring product line to Camtronics.

The hemodynamic monitoring products (also called cardiac catheterization, or “cath” products) provide hemodynamic monitoring capabilities to support physicians as they perform various invasive cardiac procedures.

Under the terms of the strategic marketing alliance, Quinton will co-promote Camtronics’ hemodynamic monitoring products and Camtronics will co-promote certain of Quinton’s diagnostic cardiology products. Quinton will retain the right to sell its hemodynamic products in international markets for six months, after which Quinton may distribute Camtronics’ hemodynamic products internationally.

“This transaction will allow us to fully focus on and grow our core franchises in the cardiac diagnostics and rehabilitation management markets, where we have been and can continue to be successful,” said John Hinson, Quinton Chief Executive Officer.

As consideration, Camtronics paid to Quinton $1.0 million in cash at closing and will pay $750,000 in cash one year from closing. Camtronics may pay additional contingent consideration of up to $1.5 million, based on future sales of Camtronics products to previous Quinton hemodynamic products customers.

Quinton will continue to provide service to its existing cath customers for six months and will work with Camtronics to transition this responsibility to the Camtronics service organization during that time. In addition, Quinton will perform certain limited product development activities and will provide other support during a transitional period. Based on Quinton’s post-closing transitional responsibilities which extend into the second quarter of 2004, Quinton will defer the recognition of any gain on the transaction. Quinton presently expects to recognize a gain on the sale of between $0.6 and $0.7 million in the second quarter of 2004. This estimated gain excludes any contingent consideration, which will be recognized when earned.

Outlook

Quinton announced, on July 24, 2003, plans to consolidate its Deerfield, Wisconsin, and Bothell, Washington, manufacturing and production activities to the Deerfield location. Once complete, this transition is expected to result in annualized cost savings of between $1.5 million and $2.0 million. The cost savings are expected to come from the combination of a reduction in facilities space and staffing requirements due to the consolidation of the two previously separate manufacturing and production organizations.

As a result of the transition activities, however, Quinton incurred costs relating to severance and retention of certain employees and other consolidation related activities of approximately $0.3 million in the third quarter. Quinton expects to incur similar costs, plus moving costs and other related charges in the fourth quarter of 2003 of between $1.1 million and $1.5 million, including possible non-cash write-offs of up to $0.4 million relating to certain assets for which management is currently evaluating the future usefulness.

Quinton management expects to complete this consolidation in the fourth quarter of 2003 and does not expect the related transition activities to adversely affect revenues during the fourth quarter or thereafter. The sale of the hemodynamic monitoring product line will likely result in a reduction of expected revenues in the fourth quarter of between $0.5 million and $1.0 million, and will likely result in a reduction in expected profitability of between $0.1 million and $0.2 million. Based on this change, Quinton management expects fourth quarter revenues to be in the range of $21.5 to $23.0 million. Including the manufacturing consolidation related costs referred to above, Quinton management currently expects fourth quarter results to be in a range between a loss of $0.04 per share and net income of $0.1 per share. On a pro forma basis, excluding these one-time costs, management currently expects net earnings in the fourth quarter of between $0.07 and $0.09 per share.

Quinton previously announced revenue and earnings expectations for 2004, including revenues in the range of $90.0 to $95.0 million. Due to the sale of the cardiac catheterization product line, Quinton has adjusted its revenue expectation for 2004 to $86.0 to $91.0 million. Quinton’s preliminary expectations of 2004 net income remain unchanged, however, with earnings per share in the range of $0.44 to $0.50. This range excludes the expected gain on the sale of the hemodynamic monitoring business, which is expected to add another $0.04 to $0.05 to 2004 earnings per share.

Quinton believes that the pro forma expected earnings per share numbers, after making these adjustments, are useful to investors because these items are not expected to recur. Consequently, Quinton believes the pro forma expected earnings per share numbers represent a meaningful measure of the performance of the company’s core operations.

About Quinton

Quinton Cardiology Systems, Inc. develops, manufactures, markets and services a family of diagnostic cardiology systems used in the diagnosis, treatment and rehabilitation of patients with cardiovascular disease. Quinton markets its products under the Quinton and Burdick trade names. Quinton shares are quoted on the NASDAQ National Market under the trading symbol “QUIN”. For more information, visit the Quinton web site at www.quinton.com.

Forward Looking Statements

This press release contains forward-looking statements, including, but not limited to, those relating to Quinton’s expected 2003 revenues and earnings that involve a number of risks and uncertainties. These are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “intend,” anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Forward-looking statements in this press release include statements relating to costs associated with the consolidation of Quinton’s manufacturing operations and expectations relating to future revenue and earnings or losses. Actual results may vary significantly from the results expressed or implied in such statements. Factors that could cause or contribute to such varying results include, but are not limited to, unexpected delays or costs in consolidating our manufacturing operations, our inability to achieve anticipated cost savings from our consolidation of manufacturing operations, delays in our product development activities and commercial introduction of product enhancements and new products, changes in competitors’ products or their pricing which may impair the market acceptance of our products or force us to lower our prices, unexpected softness in the market demand for our products, disruptions in supplies or increases in prices of certain components we use in our products, changes in the number of primary or fully diluted shares outstanding, the impact of acquisitions and divestitures, circumstances or events that may lead to limitations on the usage of our income tax operating loss carryforwards and our ability to maintain good relationships with our employees and suppliers. These and other risks are more fully described in our annual report on form 10-K and other documents, as filed with the Securities and Exchange Commission by Quinton Cardiology Systems, Inc. Quinton undertakes no duty or obligation to update the information provided herein.

Pro Forma Financial Information – Nine Months Ended September 30, 2003

This press release contains certain financial information (presented on a “pro forma basis”) calculated on a basis other than United States generally accepted accounting principles (“GAAP”). The information presented on a pro forma basis consists of (i) gross profit calculated on a basis which excludes a cost of revenues charge in the three month period ended March 31, 2003 relating to the Burdick acquisition and a charge to cost of revenues during the three month period ended September 30, 2003 relating to the consolidation of the Company’s manufacturing operations, and (ii) net income and net income per share calculated on a basis which excludes a write-off of in-process research and development and a cost of revenues charge relating to the Burdick acquisition in the three month period ended March 31, 2003 and charges to cost of revenues and general and administrative expenses in the three month period ended September 30, 2003, relating to the consolidation of the Company’s manufacturing operations. Set forth below is a reconciliation of these measures to the most directly comparable financial measure calculated in accordance with GAAP (in thousands, except per share amounts):

	Three Months Ended	Nine Months Ended
	September 30, 2003	September 30, 2003

Gross profit – as reported	$8,588	$24,874
Pro forma adjustments:

Acquisition related charge to cost of revenues	—	300

Manufacturing consolidation related charges to cost of revenues	262	262

Pro forma gross profit	$8,850	$25,436

Net income (loss) – as reported	$183	$(1,833)
Pro forma adjustments:
Acquisition related charge to cost of revenues	—	300
Write off in-process research and development	—	1,290
Manufacturing consolidation related charges to cost of revenues	262	262
Manufacturing consolidation related charges to general and administrative expenses	9	9

Pro forma net income	$454	$28

Pro forma earnings per share – diluted	$0.03	$0.00

Pro Forma Financial Information – Fourth Quarter Expectations

This press release also contains information about expectations of certain future financial information (presented on a “pro forma basis”) calculated on a basis other than United States generally accepted accounting principles (“GAAP”). The information presented on a pro forma basis consists of net income or loss per share calculated on a basis which excludes certain one-time costs relating to severance and retention of certain employees, moving costs, certain asset write-offs and other related charges in the fourth quarter of 2003. Set forth below is a reconciliation of these measures to the most directly comparable financial measure calculated in accordance with GAAP (in millions, except per share amounts):

Range
Q4 '03

Expected GAAP net income (loss)	$(0.5) to $0.1
Pro forma adjustment to net income (loss)	$1.5 to $1.1

Pro forma net income	$1.0 to $1.2

Shares:
Basic	12.2 to 12.3
Diluted	13.4 to 13.5
GAAP earnings (loss) per share – basic and diluted	$(0.04) to $0.01
Pro forma earnings per share — diluted	$0.07 to $0.09

Contact:
Mike Matysik
Senior Vice President and Chief Financial Officer
(425) 402-2009
www.quinton.com

Quinton Cardiology Systems, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (unaudited)
(in thousands)

	December 31,	September 30,
	2002	2003

ASSETS
Current Assets:
Cash and cash equivalents	$19,382	$451
Accounts receivable, net	7,384	11,101
Inventories	7,462	11,918
Prepaid expenses and other current assets	528	574
Refundable income taxes	206	—

Total current assets	34,962	24,044
Machinery and equipment, net of accumulated depreciation and amortization	3,510	5,410
Intangible assets, net of accumulated amortization	393	5,751
Goodwill	860	9,953
Investment in unconsolidated entity	1,000	1,000
Restricted cash deposit	1,325	—

Total assets	$42,050	$46,158

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Line of credit	$—	$883
Current portion of long term debt	363	363
Accounts payable	4,776	5,184
Accrued liabilities	3,415	5,617
Warranty liability	1,089	2,101
Deferred revenue	4,407	4,630
Putable warrants	328	—

Total current liabilities	14,378	18,778
Long term debt, net of current portion	363	91
Deferred tax liability	—	1,156
Minority interest liability	—	199

Total liabilities	14,741	20,224

Shareholders’ Equity	27,309	25,934

Total liabilities and shareholders’ equity	$42,050	$46,158

Quinton Cardiology Systems, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended September 30,

	2002		2003

	$	%	$	%

Revenues:
Systems	$9,380	80.5%	$17,747	84.4%
Service	2,275	19.5	3,287	15.6

Total revenues	11,655	100.0	21,034	100.0
Cost of revenues:
Systems	5,959	63.5	10,429	58.8
Service	1,109	48.7	1,755	53.4
Manufacturing consolidation related charges to cost of revenues	—	—	262	—

Total cost of revenues	7,068	60.6	12,446	59.2
Gross profit:
Systems	3,421	36.5	7,318	41.2
Service	1,166	51.3	1,532	46.6
Manufacturing consolidation related charges to cost of revenues	—	—	(262)	—

Gross profit	4,587	39.4	8,588	40.8
Operating expenses:
Research and development	1,205	10.3	1,969	9.4
Sales and marketing	2,460	21.1	4,519	21.5
General and administrative	1,434	12.3	1,829	8.7
Manufacturing consolidation related charges to general and administrative expenses	—	—	9	0.0
Stock-based compensation	23	0.2	18	0.0

Total operating expenses	5,122	44.0	8,344	39.6

Operating income (loss)	(535)	(4.6)	244	1.2
Other income (expense):
Interest income (expense), net	97	0.8	(59)	(0.3)
Interest income, putable warrants	161	1.4	—	—
Other income (expense), net	(2)	(0.0)	2	0.0

Total other income (expense)	256	2.2	(57)	(0.3)

Income (loss) before income taxes	(279)	(2.4)	187	0.9
Income tax provision	(2)	(0.0)	(4)	(0.0)

Net income (loss)	$(281)	(2.4)%	$183	0.9%

Net income (loss) per share — basic	$(0.02)		$0.02
Net income (loss) per share — diluted	$(0.02)		$0.01
Weighted average shares outstanding — basic	11,951,569		12,168,390
Weighted average shares outstanding — diluted	11,951,569		13,052,236

Quinton Cardiology Systems, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (unaudited)
(in thousands, except share and per share amounts)

	Nine Months Ended September 30,

	2002		2003

	$	%	$	%

Revenues:
Systems	$26,609	79.9%	$52,308	84.3%
Service	6,694	20.1	9,715	15.7

Total revenues	33,303	100.0	62,023	100.0
Cost of revenues:
Systems	16,701	62.8	31,253	59.7
Service	3,485	52.1	5,334	54.9
Acquisition related charge to cost of revenues	—	—	300	—
Manufacturing consolidation related charges to cost of revenues	—	—	262	—

Total cost of revenues	20,186	60.6	37,149	59.9
Gross profit:
Systems	9,908	37.2	21,055	40.3
Service	3,209	47.9	4,381	45.1
Acquisition related charge to cost of revenues	—	—	(300)	—
Manufacturing consolidation related charges to cost of revenues	—	—	(262)	—

Gross profit	13,117	39.4	24,874	40.1
Operating expenses:
Research and development	3,892	11.7	6,045	9.8
Write off in-process research and development	—	—	1,290	2.1
Sales and marketing	7,379	22.2	13,336	21.5
General and administrative	4,023	12.1	5,798	9.4
Manufacturing consolidation related charges to general and administrative expenses	—	—	9	0.0
Stock-based compensation	93	0.3	54	0.0

Total operating expenses	15,387	46.2	26,532	42.8

Operating loss	(2,270)	(6.8)	(1,658)	(2.7)
Other income (expense):
Interest income (expense), net	41	0.1	(207)	(0.3)
Interest income, putable warrants	294	0.9	32	0.0
Other income (expense), net	1	0.0	(7)	(0.0)

Total other income (expense)	336	1.0	(182)	(0.3)

Loss before income taxes	(1,934)	(5.8)	(1,840)	(3.0)
Income tax provision	(16)	(0.1)	(13)	(0.0)

Loss before minority interest in loss of consolidated entity	(1,950)	(5.9)	(1,853)	(3.0)
Minority interest in loss of consolidated entity	—	—	20	0.0

Net loss	$(1,950)	(5.9)%	$(1,833)	(3.0)%

Net loss per share – basic and diluted	$(0.30)		$(0.15)
Weighted average shares outstanding – basic and diluted	6,512,247		12,131,066

Quinton Cardiology Systems, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited)
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2002	2003	2002	2003

Operating Activities:
Net income (loss)	$(281)	$183	$(1,950)	$(1,833)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	308	420	891	1,393
Loss on disposal of equipment	5	—	14	6
Amortization of deferred stock-based compensation	23	18	93	54
Interest expense (income), putable warrants	(161)	—	(294)	(32)
Write off of purchased in-process research and development	—	—	—	1,290
Minority interest in income (loss) of consolidated entity	—	—	—	(20)
Minority interest liability	—	(4)		(4)
Changes in operating assets and liabilities, net of business acquired:
Accounts receivable	608	(783)	560	81
Inventories	(752)	158	3	2,315
Prepaid expenses and other current assets	82	239	(7)	344
Accounts payable	91	336	228	(2,317)
Accrued liabilities	65	627	225	(508)
Warranty liability	(57)	5	(229)	(4)
Deferred revenue	306	183	589	(71)

Net cash flows from operating activities	237	1,382	123	694

Investing Activities:
Purchases of machinery and equipment	(286)	(275)	(684)	(1,067)
Proceeds from sales of machinery and equipment	—	—	—	108
Purchase of Burdick, Inc., net of cash acquired	—	(13)	—	(19,385)

Net cash flows from investing activities	(286)	(288)	(684)	(20,344)

Financing Activities:
Borrowings (repayments) on bank line of credit, net	—	(1,591)	(4.471)	883
Payments of long term debt	—	(90)	—	(272)
Proceeds from exercise of stock options	3	10	42	73
Redemption of putable warrants	(158)	—	(158)	(296)
Proceeds from (costs of) issuance of stock, net of issuance costs	(630)	125	28,361	331

Net cash flows from financing activities	(785)	(1,546)	23,774	719

Net change in cash and cash equivalents	(834)	(452)	23,213	(18,931)
Cash and cash equivalents, beginning of period	24,265	903	218	19,382

Cash and cash equivalents, end of period	$23,431	$451	$23,431	$451